# 2024

## Remuneration report

Corporate executive committee,
board of directors and corporate assembly





Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# Contents

**Preamble**

1.1 Introduction 3
1.2 Letter from the chair of the board of directors 3
Equinor in 2024 3
Execution of the remuneration policy 3
Changes in the CEC in 2024 4
Equinor executive performance and remuneration in 2024 4

**Key developments in remuneration – 2024**

2.1 The board of directors' assessment of the chief executive officer's performance 6
2.2 Notes on roles and remuneration of CEC members in 2024 7
2.3 Execution of policy on executive remuneration in 2024 7
Revised remuneration policy 7
General notes on remuneration elements 7
2.4 Derogations and deviations from remuneration policy 10
2.5 Right to reclaim ('malus and clawback') 10
2.6 Shareholder feedback on the remuneration report for 2023 10
2.7 Activities of the compensation and executive development committee in 2024 10

**Remuneration and share ownership of the board of directors and corporate assembly**

3.1 Remuneration of the board of directors 11
3.2 Total number and value of shares held by the members of the board of directors 11
3.3 Remuneration of the corporate assembly 12
3.4 Shares held by the members of the corporate assembly 12

**Remuneration and share ownership of the CEC**

4.1 Remuneration of the CEC 13
4.2 Shares awarded or due to the CEC in the reported financial year 18
4.3 Total number and value of shares held by the CEC 24
4.4 Performance and AVP awarded to the CEC members in the reported financial year 25
4.5 Key performance indicators and behaviour goals forming the basis for AVP for the CEC in 2025 33

**Remuneration and company performance for 2020-2024**

5.1 Comparative tables over the remuneration and company performance compared to the last five reported financial years 34

**Statement by the board of directors on the remuneration report**

6 Statement by the board of directors on the remuneration report 38

**Independent auditor's assurance report**

7 Independent auditor's assurance report 39

2 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 1 Preamble

## 1.1 Introduction

The remuneration report contains information on the remuneration for:
- Equinor's corporate executive committee (CEC) consisting of the chief executive officer (CEO) and the executive vice presidents (EVPs)
- Equinor's corporate assembly
- Equinor's board of directors (BoD)

The remuneration report is proposed by the BoD, where an advisory vote shall be held by the 2025 annual general meeting (AGM), pursuant to the Norwegian Public Limited Liability Companies Act, section 6-16b and regulation 2020-12-11-2730 and the Norwegian Accounting Act section 7-31b.

The remuneration report should be read in conjunction with the 2024 remuneration policy, which can be found on equinor.com.

## 1.2 Letter from the chair of the board of directors

On behalf of the BoD, I present to you Equinor's remuneration report for 2024. Our objective is to provide a comprehensive and transparent overview of the remuneration of the BoD, the corporate assembly and the CEC in 2024.

**Equinor in 2024**
Results for 2024 are characterised by strong operational performance and solid financial results, with stable oil and gas production, continued industrial progress and value-driven transactions. The company's overall safety trend for 2024 is positive. This was, however, overshadowed by a tragic helicopter accident that led to a fatality.

Comprehensive information on Equinor's performance results is presented in Equinor's annual report and forms part of the BoD's assessment of the CEO's performance and the CEO's assessment of the EVPs' performance.

**Execution of the remuneration policy**
As communicated and described in the 2023 remuneration report, a revised remuneration policy for Equinor senior executives was approved by the AGM in May 2023 and came into effect on 1 January 2024. The policy contains the principles and approach for setting remuneration for the CEC.

Shareholder expectations, including those of the Norwegian state as set out in the revised State's Guidelines for the Remuneration of Senior Executives in Companies with Direct State Ownership (state guidelines) of 12 December 2022, were important inputs considered in the new policy.

The remuneration policy states that reward in Equinor shall be competitive, but not market leading. It should support the fulfillment of the company's strategy and be acknowledged as moderate, fair, transparent, consistent, and non-discriminatory.

The policy includes a reduction of the annual bonus from the previous max 45% to max 25% of base salary and a reduction of maximum combined bonus and share programs from 80% to max 55% of base salary.

A reduction in variable pay will weaken remuneration competitiveness for all CEC members. Correspondingly, the financial impact of such a sudden and significant year-on-year reduction in compensation entails increased retention risk. The reduction is also a departure from market practice and represents as such a significant challenge in terms of recruiting to CEC positions.

Equinor senior executives have proved to be attractive outside Norway. To fully understand and monitor retention risk for this group, benchmarking towards the Nordic and European markets and towards the companies in Equinor's corporate industry peer group has been conducted. Equinor's CEC roles are significantly below median compared to these markets. This is also confirmed by a comparison of salary levels between industry peers' corporate committees, see figure in section 2.3.

In this context the BoD considers the market medians for the Norwegian market to represent the minimum competitive remuneration level for the CEC roles. Overall, Equinor's CEC roles are positioned at or below the Norwegian market medians.

To secure competitiveness the BoD has decided to maintain total remuneration levels after the reduction in variable pay levels. This has been done by providing an extraordinary base salary adjustment effective 1 January 2024, balancing the reduction in AVP and changes to levels of LTI and SSP. In total, the adjustments aimed to keep remuneration levels unchanged.

When deciding this adjustment, emphasis was placed on predictability and fairness through retaining a simple, stable, and transparent reward framework also for the CEC group of employees. The adjustment further strengthens the weight placed on fixed pay as a percentage of total remuneration. Alignment with Equinor's long-term approach of offering competitive remuneration within a moderate framework for senior executives was also considered.

The details on the 1 January 2024 base salary adjustment are presented in section 2.3. below.

3 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**CEO vs. ASA employees in Norway**
Total remuneration ratio


20
18
16
14
12
10
8
6
4
2
0
18.13
14.71
2012-2013 (18.13)
2023-2024 (14.71)

**Equinor executive performance and remuneration in 2024**
The base salary adjustments for the members of the CEC in 2024 were at, below and above the general salary increase frame for Equinor ASA employees.

Equinor's overall strong financial and operational results in 2024 as described in section 2, were confirmed through the CEC members' individual performance results and reflected in their annual variable pay awards.

Equinor seeks to build and retain a diverse executive team that reflects the company's global footprint and strategy of becoming a broad energy company. Positioning of the CEO and the other members of the CEC towards market median was the main objective when deciding their annual base salary adjustments for 2024. The aim for the adjustments has been to maintain, or progress over time, towards a position at the market medians in Norway. Individual performance has been utilized to tune the final adjustments. The annual salary review for all employees in Equinor ASA has also been considered.

Equinor has historically applied a consistent and moderate approach to salary placement and growth for senior executives. This has resulted in CEO remuneration levels relative to all employees' remuneration levels in Norway being substantially reduced over the last decade. Equinor has CEO-to-employee ratio data leading back to 2012. Using 2012 and 2013 as reference years and comparing these to the ratio for 2023 and 2024 illustrates how the principle of moderation has been applied for remuneration on executive level in Equinor over time. The average CEO-to-employee remuneration ratio for 2012-2013 was 18.13 compared to 14.71 for 2023-2024, ref. figure on the left.

**Changes in the CEC in 2024**
Jens Olaf Økland joined the CEC on 4 December as Acting EVP Renewables (REN). He succeeded Pål Eitrheim who stepped down from the CEC on 3 December.





**Jon Erik Reinhardsen**
Chair of the board of directors

4 Equinor 2024 Remuneration report

Contents Preamble Key developments in remuneration - 2024 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2020-2024 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 5 Equinor 2024 Remuneration report Corporate executive committee The president and CEO has the overall responsibility for day-to- day operations in Equinor. The CEO also appoints the CEC, which considers proposals for strategy, goals, financial statements, as well as important investments prior to submission to the BoD. Anders Opedal President and Chief Executive Officer Read Anders's CV Torgrim Reitan Executive Vice President and Chief Financial Officer Read Torgrim's CV Jannicke Nilsson Executive Vice President Safety, Security & Sustainability Read Jannicke's CV Kjetil Hove Executive Vice President Exploration & Production Norway Read Kjetil's CV Philippe Francois Mathieu Executive Vice President Exploration & Production International Read Philippe's CV Geir Tungesvik Executive Vice President Projects, Drilling & Procurement Read Geir's CV Irene Rummelhoff Executive Vice President Marketing, Midstream & Processing Read Irene's CV Jens Olaf Økland Acting Executive Vice President Renewables Read Jens's CV Hege Skryseth Executive Vice President Technology, Digital & Innovation Read Hege's CV Siv Helen Rygh Torstensen Executive Vice President Legal & Compliance Read Siv Helen's CV Jannik Lindbæk Executive Vice President Communication Read Jannik's CV Aksel Stenerud Executive Vice President People & Organisation Read Aksel's CV 2 Key developments in remuneration – 2024 2.1 The board of directors’ assessment of the chief executive officer’s performance 2024 proved to be a year characterised by high transactional activity, organisational adjustments and stable operations for Equinor. The challenging global security situation continued throughout the year. The volatility in interest rates, inflation and energy markets impacted the company's performance both positively and negatively throughout the different areas of the business. Equinor’s role as a key enabler for Europe’s energy security and supply remained important throughout the year. During 2024, the company developed a revised Energy Transition Plan subject to advisory vote at the 2025 AGM. For 2024, the power generation was affected negatively, especially due to operational matters in connection with commissioning of the Dogger Bank A project. Further commitment to the strategy was demonstrated though, through acquisitions, significant development within low carbon solutions and continued rightsizing of the organization within renewables . The board of directors acknowledge that the tragic fatality in connection with the SAR helicopter accident impairs the safety, security and sustainability (SSU) result. However, the chief executive officer`s long term commitment to improving results within the wider SSU perspective continues to show consistent and positive results. 2024 saw the lowest serious incident frequency score in the history of the company. For the oil and gas part of the business the operational results ended very strong. In total, Equinor delivered financially strong results with a very good relative return on average capital employed (RoACE). This proves the company’s ability to maintain high earnings and deliver on its ambitions even through challenging business contexts. In its total assessment of the chief executive officer`s performance for 2024, the board of directors has considered that the deliveries in the key areas have been above, at or below targets: The business delivery dimension (WHAT) used for the assessment of the chief executive officer`s variable remuneration (performance year 2024) was based on the following KPIs: serious incident frequency (SIF), upstream CO₂ intensity, REN power production, relative total shareholder return (TSR), RoACE and Unit production cost. Ref. also Table 4 for details. The 12 months’ SIF ratio result of 0.3 (0.29) is a record low result and according to the target of ≤ 0,3. Over the last 12 months 42 incidents have occurred. This represents a reduction of 20% in incidents compared to 2023. The CO2 intensity for the upstream portfolio ended at 6.2 kg CO2/boe in 2024. This is approximately a 7% decrease from the 2023 level, and the result is well below the target of 7.0 kg CO2/per boe. The positive development is primarily driven by increased gas exports at Troll and Oseberg, along with new production from the Breidablikk field. Additionally, decreased emissions resulting from the partial electrification of Troll B and C in 2024 contributed to the reduction in CO2 intensity. Unit production cost (UPC) ended at 6.4 USD/boe, which is according to the target of < 6.5 USD/boe. UPC has been impacted by general inflation. The NOK/USD currency effect has been 0.3 USD/boe favourable for UPC whilst lower production has had a negative effect of 0.03 USD/boe. REN power production, although increased by around 1,000 GWh from 2023, ended at 2,935 GWh, which was well below target. This was mainly due to a slow ramp-up of Dogger Bank. Two externally communicated downgrades have also been made in 2024. Financial results showed strong earnings. Equinor came out at the top among peers on relative RoACE. On the TSR ranking the result was however below target with Equinor ending 10 out of 12 in the peer group ranking. The financial robustness remains strong. The business behavior dimension (HOW) used for the assessment of the chief executive officer`s variable remuneration was based on the following set of goals: Demonstrate accountability, visibility, and engagement for safety, security, and compliance, Build trust in Equinor, Transform the organization to deliver on our common purpose and become a leading company in the energy transition, Develop strong and diverse succession pipeline, ref Table 4. The board of directors’ total assessment of these goals showed a continuous robust result and an overall improvement from 2023. There has been a high engagement from the chief executive officer in the process of updating the "I am safety roadmap" during autumn 2024, as well as continued structured focus both internally and externally related to security. Several significant transformative organisational measures have been taken during 2024 to reinforce the resilience of the company’s transition strategy. The year saw new leadership development programs being designed and implemented. Strong focus is placed on balancing continuity and talent acceleration in leadership appointments to secure robustness to corporate priority group roles and strengthen succession planning. The board of directors’ impression of progress and the status on overall employee satisfaction remains positive. Some aspects of confidence in senior management and belief in Equinor’s strategic level of ambitions have seen a decline in the 2024 Equinor employee’s satisfaction survey (GPS). The GPS does, however, show generally strong results. Overall, the board of directors is very satisfied with the chief executive officer`s performance in 2024. Contents Preamble Key developments in remuneration - 2024 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2020-2024 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 6 Equinor 2024 Remuneration report 2.2 Notes on roles and remuneration of CEC members in 2024 2.3 Execution of policy on executive remuneration in 2024 The remuneration of the CEC members for 2024 was determined in accordance with the remuneration policy and principles approved by the AGM 10 May 2023. These principles, as well as details on the elements constituting executive remuneration are outlined in Equinor’s remuneration policy, ref equinor.com. The values-based performance framework and the main elements of remuneration applies to the CEC members employed by Equinor ASA and subsidiaries, in accordance with Equinor’s remuneration policy. Revised remuneration policy As noted in the 2023 remuneration report and explained in the letter from the chair of the board of directors, a revised executive remuneration policy came into effect from 1 January 2024. The policy reflects the expectations set out in the state guidelines of 12 December 2022. The following changes were introduced as compared to the previous policy: • The annual variable pay (AVP) target for CEC members employed in Equinor ASA has been reduced from 25% to 12.5% of base salary, with a maximum pay-out of 25% including the effect of the company performance modifier (CPM). • The CEO’s annual long-term incentive grant (LTI) has been reduced from 30% to 25% of base salary. The 25% LTI grant for EVPs, the 5% share saving plan (SSP) contribution and the 18% fixed salary addition paid in lieu of pension contributions above 12G1 remain unchanged. The above ensures that no CEC member exceeds the maximum of 55% variable remuneration as set out in Equinor's remuneration policy. To mitigate the changes in AVP and LTI, an adjustment has been calculated and applied to the base salary from 1 January 2024 to ensure that remuneration is maintained at the former level. Details on this calculation are described below. General notes on remuneration elements Fixed pay As in 2023, market benchmarks were conducted to establish Equinor’s position towards relevant peers in Norway. The peer group encompasses the largest companies in Norway, including peers where the Norwegian state has ownership interests. Based on Equinor’s financial value, business complexity and impact, the executive roles are generally being weighted higher than similar roles amongst peers in Norway. The benchmarks have therefore been supplemented with an extensive market data report allowing for comparison of remuneration data for similarly weighted executive roles across all market segments in Norway. This combined approach has enabled the establishment of broadly substantiated base salary market medians for all the Equinor CEC roles in a Norwegian market context. The BoD considers the market medians for the Norwegian market to represent the minimum competitive remuneration level for the CEC roles. Overall, Equinor’s CEC roles are positioned at or below the Norwegian market medians. The objective of the annual base salary review in 2024 has been to maintain or progress towards market median for similar positions in Norway, balancing individual performance and considering average salary growth for all employees in Equinor ASA. The annual base salary increases for the members of the CEC in 2024 were below, at or above the general increase frame in Equinor ASA. Contents Preamble Key developments in remuneration - 2024 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2020-2024 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 7 Equinor 2024 Remuneration report CEC member Position Period on CEC in 2024 and notes on remuneration Anders Opedal President and chief executive officer (CEO) Full year Irene Rummelhoff EVP Marketing, Midstream & Processing (MMP) Full year Geir Tungesvik EVP Projects, Drilling & Procurement (PDP) Full year Geir Tungesvik maintained in the closed defined benefit scheme. Jannicke Nilsson EVP Safety, Security & Sustainability (SSU) Full year Pål Eitrheim EVP Renewables (REN) Until 3 December Philippe Francois Mathieu EVP Exploration & Production International (EPI) Full year Kjetil Hove EVP Exploration & Production Norway (EPN) Full year Hege Skryseth EVP Technology, Digital & Innovation (TDI) Full year Torgrim Reitan EVP and Chief financial officer (CFO) Full year Torgrim Reitan is entitled to early retirement from age 65 with a pension level amounting to 66% of pensionable salary. Siv Helen Rygh Torstensen EVP Legal & Compliance (LEG) Full year Aksel Stenerud EVP People & Organisation (PO) Full year Jannik Lindbæk EVP Communication (COM) Full year Jens Olaf Økland Acting EVP Renewables (REN) From 4 December 1) G represents the basic amount of the Norwegian social security system. 1G per 31 December 2024 equals NOK 124,028 While benchmarking towards Norwegian market medians forms the basis for reviewing base salary levels, the BoD also continuously monitors Equinor’s positioning towards the global market for executives. The difference between executive remuneration levels in Equinor compared to the Nordics, Europe and US has remained significant also in 2024. Equinor’s positioning vs. corporate industry peer group Numbers are total remuneration in MNOK Source: 2023 annual reports/remuneration reports Adjustment for reduced AVP To ensure competitiveness the BoD decided to maintain remuneration levels after the reduction in variable pay levels under the new 2024 remuneration policy, through providing an extraordinary base salary adjustment, effective 1 January 2024. The objective of this adjustment was to maintain the level of remuneration, as expressed by base salary, AVP, LTI, and SSP. The individual’s base salary increase is offset by the reduced AVP, while amounts on LTI for EVPs and SSP are increased proportionate to the base salary adjustment by the fixed percentages for these schemes. The LTI for the CEO is reduced due to a lowered LTI percentage. In totality, the adjustments to the referred reward elements have a neutral calculated effect on the individual’s remuneration per 1 January 2024, as compared to 31 December 2023. For the calculation of AVP, the average AVP award relative to target and the average company performance modifier (CPM) for the preceding 5- year period have been applied, to ensure that application of the AVP element in the above considerations is based on historical payment levels. The 18% fixed salary addition paid in lieu of pension contributions above 12 G is a contractual obligation and was therefore not considered when restructuring the remuneration components. Hence, the fixed salary addition has increased proportionate to the base salary adjustment. Variable remuneration Performance-based modifiers used in calculating variable pay As described in the remuneration policy, a threshold and a company performance modifier (CPM) are applied as a means of strengthening the link between the company’s overall financial results and the individual’s variable pay. The results of these modifiers for 2024 are presented to the right. Contents Preamble Key developments in remuneration - 2024 Remuneration and share ownership of the board of directors and corporate assembly Remuneration and share ownership of the CEC Remuneration and company performance for 2020-2024 Statement by the board of directors on the remuneration report Independent auditor’s assurance report 8 Equinor 2024 Remuneration report USA Europe Nordics Equinor 0 50 100 150 200 250 300 Threshold for payments under variable pay plans With reference to the definitions and parameters described in the remuneration policy, the company performance for 2024 is assessed as being in the green zone. (1) Cash flow provided by operating activities after tax and before working capital items was USD 17.9 billion (2) Net debt ratio and development was 11.9% (3) Company’s overall operational and financial performance: ref. the annual report Combined result in green zone No reduction in payout Company performance modifier With reference to the definitions and parameters described in the remuneration policy, the CPM for 2024 is set at 100%. Q1 100% 117% 133% 150% Q2 83% 100% 117% 133% Q3 67% 83% 100% 117% Q4 50% 67% 83% 100% Q4 Q3 Q2 Q1 Relative RoACE result: number one (first quartile) in the peer group of 12 companies, including Equinor. Relative TSR result: number 10 (fourth quartile) in the same peer group. This results in a CPM at 100 % Relative TSR Re la tiv e Ro A C E

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Effect of performance-based modifiers on variable pay in 2024**

Based on the overall company performance in 2024 and in accordance with the results for the threshold criteria described in the remuneration policy, no threshold effect was applied for 2024 and consequently the AVP payments were not reduced.

The target for annual variable pay for the CEC members, all of whom were employees of Equinor ASA in 2024 was 12.5% of base salary, and the maximum annual variable pay for 2024 was 25% of base salary including the effect of the CPM. The CPM was set at 100% for 2024.

The LTI grants in 2024 were not reduced, as the threshold for the previous year – 2023 – was in the green zone.

**Summary of targets and achievement of corporate performance indicators and goals forming the basis for annual variable pay**

As described in the remuneration policy:
- performance forms the basis for the decision on AVP percentages for the members of the CEC
- common corporate delivery KPIs, business area specific delivery KPIs and behaviour goals are measured separately and assessed holistically

Delivery in 2024 against the selected corporate delivery goals ("what" dimension) which are applied to the CEO, as well as the individual EVPs, is summarized as follows:

| KPI | Target | Performance |
|---|---|---|
| Serious Incident Frequency | 0.3 or better | 0.3 |
| $CO_2$ intensity for the upstream portfolio | 7 kg $CO_2$ per boe or better | 6.2 kg/boe |
| Relative TSR | Ranked better than peer average | Fourth quartile |
| Relative RoACE | Ranked in first quartile among peers | First quartile |
| Unit production cost (UPC)[1] | better than 6.5 USD / boe | 6.4 USD / boe |
| Renewable (REN) power production[1] | Doubling from 2023 | 2.9 TWh |

1) Only apply to the CEO and staffs EVPs

For EVPs with business area responsibilities, the assessment of the business delivery dimension has in addition been made against the following KPIs:

| Business area | KPI | Unit | Target |
|---|---|---|---|
| EPN | Production | kboe/d | 1,400 |
| | UPC | nominal USD/boe | <6.0 |
| | Break-even project portfolio | USD/bbl real 2023 | ~35 |
| EPI | Production | kboe/d | 672 |
| | UPC | nominal USD/boe | <7.8 |
| | Break-even project portfolio | USD/bbl real 2023 | ~35 |
| MMP | Production efficiency | % | ≥91.5 |
| | Accessed storage volume additions | Mton | >6 |
| | Adjusted earnings | USD bn | Above mid-range (>2.4) |
| REN | REN power generation | TWh | Doubling from 2023 |
| | Adjusted earnings | USD bn | >-0.35 |
| | Strategic progress in renewables – Projects progressed to Final Investment Decision | GW | 2.5 |
| PDP | Number of wells | number | 107 |
| | Break-even project portfolio | USD/bbl real 2023 | ~35 |
| | Estimate development DG3-DG4 (changes) | % | ≤0 |
| TDI | High Impact Technology Implementation (HITI) - Tier 1 Implementation (value and implementation %, EPN) | % | >90 |
| | IT investment and R&D (cost development %) | % | <0 |
| | IT Opex (cost development %) | % | <0 |

In terms of the "how" dimension, common behaviour goals are defined for the CEO and the EVPs with reference to Equinor's core values and leadership principles, as follows:
- Demonstrate accountability, visibility, and engagement for safety, security and compliance
- Build trust in Equinor
- Transform the organization to deliver on our common purpose and become a leading company in the energy transition
- Develop strong and diverse succession pipeline

Performance against these behaviour goals is measured on an individual basis for the CEC members. The KPI targets and results of the business deliveries ("what"), and the behaviour goals and results ("how") and how these translate into the AVP award are presented for the individual CEC members in the Table 4 section further below.

The KPI targets and behaviour goals applicable for the performance measurement for AVP in 2025 are presented in section 4.5.

9 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Benefits**

As described in the remuneration policy, members of the CEC employed in Equinor ASA are covered by the company's general occupational defined contribution pension scheme. A defined benefit scheme is retained for a grandfathered group of employees. In 2024, this applies to Geir Tungesvik.

A fixed salary addition calculated as 18% of base salary is provided in lieu of pension accrual above 12 G to members of the CEC covered by the general defined contribution pension scheme and who were employed by Equinor ASA before 1 September 2017. This addition does not form part either of the pensionable salary or of the basis for variable pay.

## 2.4 Derogations and deviations from remuneration policy

There were no derogations or deviations from the remuneration policy in 2024.

## 2.5 Right to reclaim ('malus and clawback')

There were no cases where the right to reclaim was exercised in 2024.

## 2.6 Shareholder feedback on the remuneration report for 2023

The remuneration report for 2023 was presented for approval (advisory vote) at the annual general meeting on 14 May 2024 and was endorsed by a significant majority. The portion of the votes in favour of the remuneration report for 2023 constituted 97% of the total votes cast. There were no additional statements from shareholders regarding the 2023 remuneration report to the 2024 AGM.

## 2.7 Activities of the compensation and executive development committee in 2024

The activities of the board compensation and executive development committee (BCC) in 2024 were in line with the instructions from the BoD which are available on equinor.com.

The BCC had a high focus in 2024 on ensuring that the 2024 remuneration report accurately reflects the new policy and the revised state guidelines.

Other activities included:
- Discussions on the trends within the executive talent market and executive remuneration
- Executive succession planning and talent review
- Recommendation to the BoD on the threshold used in calculating variable remuneration, based on relevant company performance results
- Recommendation to the BoD on the base salary review for the CEO
- Review and submission for approval of the BoD of the performance evaluation and goals for the CEO
- Assessment and submission for the decision of the BoD of the proposal for AVP of the CEO
- Presentation by the CEO of the performance assessment and considerations on AVP awards to the EVPs
- Discussion of the evaluation by the BoD and self-assessment of the performance of the BCC
- Review and submission for approval of the BoD of the instructions to the BCC


Tjeldbergodden, Norway

10 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 3 Remuneration and share ownership of the board of directors and corporate assembly

## 3.1 Remuneration of the board of directors

In 2024, the total remuneration to the BoD, including fees for the BoD's three committees, was USD 805 thousand (NOK 8,644 thousand). Detailed information about the individual remuneration to the members of the BoD in 2024 is provided in the table below.

| | Total remuneration | | | | |
|---|---|---|---|---|---|
| Members of the BoD (figures in USD thousands) | 2020 | 2021 | 2022 | 2023 | 2024 |
| Jon Erik Reinhardsen (chair of the BoD) | 108 | 119 | 110 | 103 | 110 |
| Anne Drinkwater (deputy chair of the BoD) | 88 | 82 | 96 | 101 | 107 |
| Rebekka Glasser Herlofsen[1] | 59 | 66 | 66 | 67 | 33 |
| Jonathan Lewis | 76 | 70 | 80 | 82 | 91 |
| Finn Bjørn Ruyter | 69 | 77 | 71 | 67 | 69 |
| Tove Andersen[1] | 27 | 59 | 55 | 52 | 26 |
| Haakon Bruun-Hanssen | – | – | – | 66 | 67 |
| Mikael Karlsson[2] | – | – | – | – | 57 |
| Fernanda Lopes Larsen[3] | – | – | – | – | 36 |
| Tone Hegland Bachke[3] | – | – | – | – | 28 |
| Stig Lægreid[4] | 54 | 59 | 55 | 53 | 56 |
| Per Martin Labråten[4] | 54 | 66 | 65 | 62 | 64 |
| Hilde Møllerstad[4] | 59 | 66 | 61 | 57 | 59 |
| **Employee representative deputy members of the BoD** | | | | | |
| Bjørn Palerud | – | – | – | – | – |
| Anita Skaga Myking | – | – | – | – | – |
| Harald Wesenberg | – | – | – | – | – |

1) Member of the BoD until 30 June 2024. 2) Member of the BoD from 1 April 2024. 3) Member of the BoD from 1 July 2024. 4) Employee-representative members of the BoD.

| Total remuneration of members of the BoD (figures in USD thousand) | 2020 | 2021 | 2022 | 2023 | 2024 |
|---|---|---|---|---|---|
| | 754 | 832 | 801 | 746 | 805 |

## 3.2 Total number and value of shares held by the members of the board of directors

The number of Equinor shares owned by members of the BoD of and/or owned by their close associates is shown below. Individually, each member of the BoD owned less than 1% of the outstanding Equinor shares. The voting rights of members of the BoD, the CEC and the corporate assembly as a shareholder do not differ from those of ordinary shareholders.

| Ownership of Equinor shares (incl. shares owned by close associates) | As of 1 Jan 2024 | As of 31 Dec 2024 | Market value as of 31 Dec 2024, USD thousands | As of 4 March 2025 |
|---|---|---|---|---|
| Jon Erik Reinhardsen | 4,584 | 4,584 | 113 | 4,584 |
| Anne Drinkwater | 1,100 | 1,100 | 27 | 1,100 |
| Rebekka Glasser Herlofsen | 220 | – | – | – |
| Jonathan Lewis | – | – | – | – |
| Finn Bjørn Ruyter | 620 | 620 | 15 | 620 |
| Tove Andersen | 4,700 | – | – | – |
| Haakon Bruun-Hanssen | – | – | – | – |
| Mikael Karlsson | – | – | – | – |
| Fernanda Lopes Larsen | – | – | – | – |
| Tone Hegland Bachke | – | 5,400 | 133 | 5,400 |
| Stig Lægreid | 147 | 340 | 8 | 340 |
| Per Martin Labråten | 894 | 1,171 | 29 | 1,265 |
| Hilde Møllerstad | 3,005 | 4,413 | 109 | 4,813 |
| **Deputy members** | | | | |
| Bjørn Palerud | 1,305 | 1,922 | 47 | 1,922 |
| Anita Skaga Myking | 6,654 | 7,032 | 174 | 7,189 |
| Harald Wesenberg | 936 | 584 | 14 | 431 |

11 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## 3.3 Remuneration of the corporate assembly

In 2024, the total remuneration to the shareholder and employee-elected members of the corporate assembly was USD 124 thousand (NOK 1,336 thousand).

| | Total remuneration | |
|---|---|---|
| Corporate assembly employee elected members (figures in USD thousand) | 2023 | 2024 |
| Peter B., Sabel | 5 | 5 |
| Trine Hansen Stavland | 3 | 5 |
| Ingvild Berg Martiniussen | 5 | 5 |
| Berit Søgnen Sandven | 5 | 5 |
| Frank Indreland Gundersen | 3 | 5 |
| Per Helge Ødegård | 5 | 5 |
| Vidar Frøseth (observer) | 3 | 5 |
| Kjetil Gjerstad (observer) | 4 | 5 |
| Porfirio Esquivel (observer)[1] | 1 | 5 |
| **Employee elected deputy members who received member fees** | | |
| Hans Fjære Øvrum | | 1 |
| Monica Martinsen | | 1 |
| Total remuneration | 45 | 48 |

1) Porfirio Esquivel took over as observer 1 January 2024 as previous observer Raymond Midtgård is on leave.

## 3.4 Shares held by the members of the corporate assembly

Individually, each member of the corporate assembly owned less than 1% of the outstanding Equinor shares as of 31 December 2024 and as of 4 March 2025. In aggregate, members of the corporate assembly owned a total of 23,975 shares as of 31 December 2024 and a total of 23,779 shares as of 4 March 2025. Information about the individual share ownership of the members of the corporate assembly is presented in section 8 in the «Board statement on corporate governance».



12 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 4 Remuneration and share ownership of the CEC

## 4.1 Remuneration of the CEC

In 2024, the aggregate remuneration to the CEC was USD 10,927 thousand (2023: USD 10,689 thousand).

No loans have been granted by the company to members of the CEC.

On the right is an overview of the total remuneration of the CEC members in 2024.


Anders Opedal
56%
14%
12%
10%
3%
1%
3%
1%
Irene Rummelhoff
53%
13%
12%
10%
6%
1%
3%
3%
Jannicke Nilsson
47%
12%
9%
5%
12%
8%
3%
4%
Pål Eitrheim
77%
14%
2%
4%
4%
Kjetil Hove
52%
13%
11%
3%
6%
9%
2%
3%
Siv Helen Rygh Torstensen
52%
13%
11%
1%
7%
9%
3%
4%
Geir Tungesvik
54%
13%
10%
1%
6%
10%
2%
3%
Torgrim Reitan
54%
13%
11%
1%
5%
10%
3%
3%
Base salary
Fixed salary
Other fees
Fringe benefits
AVP
LTI
SSP
Pension expense

13 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report


Aksel Stenerud
53%
13%
11%
4%
3%
9%
2%
5%
Hege Skryseth
60%
15%
12%
3%
8%
2%
Jannik Lindbæk
52%
13%
10%
4%
5%
9%
2%
5%
Philippe François Mathieu
51%
12%
10%
5%
8%
9%
2%
3%
Jens Olaf Økland
56%
10%
10%
8%
10%
2%
4%
Aggregate, excluding CEO
54%
12%
10%
3%
6%
9%
2%
3%
Base salary
Fixed salary
Other fees
Fringe benefits
AVP
LTI
SSP
Pension expense


Johan Sverdrup, Norway

14 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Table 1 – Remuneration of the corporate executive committee for the reported financial year 2024**

All remuneration elements are provided in the currency of the employing entity and converted to USD at the average exchange rate for the year. For 2024 the exchange rate is USD/NOK = 10.7433.

| | Fixed remuneration | | | | Variable remuneration | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Fees | | | One-year variable | Multi-year variable | | | | | |
| Members of the corporate executive committee (figures in USD thousand) | Base salary | Fixed salary addition | Other fees | Fringe benefits | AVP | LTI | SSP | Extraordinary items | Pension expense | Total remuneration | Proportion of fixed and variable remuneration |
| Anders Opedal | 1,142 | 206 | 68 | 26 | 248 | 280 | 52 | 0 | 28 | 2,050 | 72% / 28% |
| Irene Rummelhoff | 496 | 89 | 55 | 10 | 109 | 121 | 27 | 0 | 29 | 936 | 73% / 27% |
| Jannicke Nilsson | 395 | 71 | 99 | 44 | 77 | 97 | 22 | 0 | 37 | 842 | 77% / 23% |
| Pål Eitrheim | 413 | 74 | 9 | 21 | 0 | 0 | 0 | 0 | 21 | 539 | 100% / 0% |
| Jens Olaf Økland | 29 | 5 | 4 | 0 | 5 | 5 | 1 | 0 | 2 | 52 | 78% / 22% |
| Kjetil Hove | 562 | 101 | 69 | 34 | 118 | 137 | 21 | 0 | 30 | 1,073 | 74% / 26% |
| Siv Helen Rygh Torstensen | 344 | 62 | 44 | 6 | 71 | 85 | 18 | 0 | 26 | 656 | 73% / 27% |
| Geir Tungesvik | 438 | 79 | 50 | 8 | 82 | 107 | 19 | 0 | 24 | 808 | 74% / 26% |
| Torgrim Reitan | 529 | 95 | 49 | 9 | 110 | 129 | 28 | 0 | 26 | 976 | 73% / 27% |
| Aksel Stenerud | 348 | 63 | 23 | 26 | 72 | 85 | 12 | 0 | 32 | 661 | 74% / 26% |
| Hege Skryseth | 449 | 0 | 60 | 23 | 94 | 110 | 0 | 0 | 18 | 754 | 73% / 27% |
| Jannik Lindbæk | 339 | 61 | 30 | 26 | 67 | 84 | 16 | 0 | 30 | 654 | 75% / 25% |
| Philippe Francois Mathieu | 467 | 84 | 77 | 50 | 88 | 114 | 15 | 0 | 28 | 924 | 76% / 24% |

15 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Table 1 – Remuneration of the corporate executive committee for the reported financial year 2023**

All remuneration elements are provided in the currency of the employing entity and converted to USD at the average exchange rate for the year. The exchange rate used for 2023 was: NOK/USD = 10.5647.

| | Fixed remuneration | | | | Variable remuneration | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | Fees | | | One-year variable | Multi-year variable | | | | | |
| Members of the corporate executive committee (figures in USD thousand) | Base salary | Fixed salary addition | Other fees | Fringe benefits | AVP | LTI | SSP | Extraordinary items | Pension expense | Total remuneration | Proportion of fixed and variable remuneration |
| Anders Opedal | 951 | 171 | 105 | 29 | 391 | 281 | 9 | 0 | 27 | 1,963 | 65% / 35% |
| Irene Rummelhoff | 419 | 75 | 55 | 5 | 149 | 102 | 39 | 0 | 28 | 873 | 67% / 33% |
| Jannicke Nilsson | 342 | 61 | 65 | 47 | 124 | 84 | 32 | 0 | 35 | 790 | 70% / 30% |
| Pål Eitrheim | 378 | 68 | 63 | 25 | 135 | 92 | 0 | 0 | 22 | 783 | 71% / 29% |
| Kjetil Hove | 472 | 85 | 59 | 34 | 180 | 115 | 30 | 0 | 29 | 1,005 | 68% / 32% |
| Siv Helen Rygh Torstensen | 297 | 53 | 74 | 5 | 115 | 73 | 26 | 0 | 26 | 670 | 68% / 32% |
| Geir Tungesvik | 375 | 68 | 60 | 10 | 141 | 92 | 27 | 0 | 21 | 794 | 67% / 33% |
| Torgrim Reitan | 450 | 81 | 59 | 7 | 165 | 110 | 40 | 0 | 25 | 936 | 66% / 34% |
| Aksel Stenerud | 298 | 54 | 30 | 29 | 108 | 73 | 17 | 0 | 31 | 639 | 69% / 31% |
| Hege Skryseth | 381 | 0 | 78 | 14 | 145 | 95 | 0 | 0 | 17 | 731 | 67% / 33% |
| Jannik Lindbæk | 292 | 53 | 24 | 26 | 103 | 72 | 23 | 0 | 29 | 623 | 68% / 32% |
| Philippe Francois Mathieu | 396 | 71 | 72 | 37 | 160 | 97 | 22 | 0 | 27 | 883 | 68% / 32% |

16 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Notes to the table "Remuneration of the corporate executive committee for the reported financial year":**

- The figures are presented on an accrual basis, i.e. for the earning period.
- Comparative figures for 2023 are included for those employees who were part of the CEC in both 2024 and 2023.
- All CEC members received their remuneration in NOK.
- All figures in the table are presented in USD based on average foreign currency exchange rates. Average rates 2024: USD/NOK = 10.7433, (2023: NOK/USD = 10.5647).
- **Other fees** include car allowance, holiday pay and other cash payments.
- **Fringe benefits** include benefits in kind such as company car, commuter apartments and health program.
- **AVP** (annual variable pay) is earned in the reporting year and paid out in the following year.
- **LTI** (long-term incentive): The value included in Table 1 represents the grant, i.e. gross amount, which, after deduction of tax is invested in shares in the reporting year and subject to a lock-in period. The additional portion of LTI pertaining to the EVP period in 2024 for Jens Olaf Økland will be awarded retroactively in 2025.
- **SSP** (share savings plan): the amounts represent the value of the bonus shares received in the reporting year after the applicable holding period. Refer to the remuneration policy for details of this plan.
- **Pension expenses:** Estimated pension cost for the defined benefit scheme is calculated based on actuarial assumptions and pensionable salary (mainly base salary) at 31 December 2023 and is recognised as pension cost in the statement of income for 2024. Geir Tungesvik is maintained in the closed defined benefit scheme. The pension cost for the defined contribution scheme is represented by the respective contributions. For the notional contribution scheme, the pension cost is represented by the contributions and the fair value changes of the employees' notional assets. The remaining members of the CEC employed are covered by the defined contribution pension scheme.


Mongstad, Norway

17 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## 4.2 Shares awarded or due to the CEC in the reported financial year

**Table 3**

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Anders Opedal** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 3,614 | | 3,614 | |
| CEO | | | | | | | USD 97 453 | |
| | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 4,002 | | | 4,002 |
| | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 4,530 | | | 4,530 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 4,585 | | 4,585 |
| | | | | | | USD 128 920 | | |
| | SSP | 2024 | 09.02.2024 | | | 1,953 | | |
| | | | | | | USD 51 737 | | |
| | Sum | | | | 12,146 | 6,538 | 3,614 | 13,117 |
| | | | | | | USD 180 657 | USD 97 453 | |
| **Irene Rummelhoff** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 1,267 | | 1,267 | |
| EVP MMP | | | | | | | USD 34 165 | |
| | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 1,487 | | | 1,487 |
| | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,684 | | | 1,684 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 2,029 | | 2,029 |
| | | | | | | USD 57 051 | | |
| | SSP | 2024 | 09.02.2024 | | | 1,021 | | |
| | | | | | | USD 27 047 | | |
| | Sum | | | | 4,438 | 3,050 | 1,267 | 5,200 |
| | | | | | | USD 84 098 | USD 34 165 | |

Refer to the remuneration policy for details of the share-based plans.

- Column 4 "Vesting date" has been excluded from the table, as this represents the same date as shown in column 5 "End of holding period".
- Column 9 "Shares subject to a performance condition" has been excluded from the table, as there are no performance conditions in relation to shares.
- Column 10 "Shares awarded and unvested at year end" has been excluded from the table, as this represents the same date as shown in column 11 "Shares subject to a holding period"
- For the purposes of this table, "holding period" with respect to LTI represents the period in which shares are "locked-in" and cannot be disposed of according to plan rules

18 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Geir Tungesvik** | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 863 | | | 863 |
| EVP PDP | | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,551 | | | 1,551 |
| | LTI | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,832 | | 1,832 |
| | | | | | | USD 51 512 | | |
| | SSP | 2024 | 09.02.2024 | | | 699 | | |
| | | | | | | USD 18 517 | | |
| | Sum | | | | 2,414 | 2,531 | | 4,246 |
| | | | | | | USD 70 029 | | |
| **Jannicke Nilsson** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 1,091 | | 1,091 | |
| EVP SSU | | | | | | | USD 29 419 | |
| | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 1,254 | | | 1,254 |
| | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,415 | | | 1,415 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,662 | | 1,662 |
| | | | | | | USD 46 732 | | |
| | SSP | 2024 | 09.02.2024 | | | 844 | | |
| | | | | | | USD 22 358 | | |
| | Sum | | | | 3,760 | 2,506 | 1,091 | 4,331 |
| | | | | | | USD 69 090 | USD 29 419 | |

19 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Pål Eitrheim** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 1,153 | | 1,153 | |
| EVP REN | | | | | | | USD 31 091 | |
| | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 1,478 | | | 1,478 |
| | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,549 | | | 1,549 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,696 | | 1,696 |
| | | | | | | USD 47 701 | | |
| | Sum | | | | 4,180 | 1,696 | 1,153 | 4,723 |
| | | | | | | USD 47 701 | USD 31 091 | |
| **Kjetil Hove** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 997 | | 997 | |
| EVP EPN | | | | | | | USD 26 885 | |
| | LTI | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 1,670 | | | 1,670 |
| | | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,894 | | | 1,894 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 2,295 | | 2,295 |
| | | | | | | USD 64 531 | | |
| | SSP | 2024 | 09.02.2024 | | | 797 | | |
| | | | | | | USD 21 113 | | |
| | Sum | | | | 4,561 | 3,092 | 997 | 5,859 |
| | | | | | | USD 85 644 | USD 26 885 | |
| **Hege Skryseth** | | 2022 - 2024 | 18.11.2022 | 17.11.2025 | 461 | | | 461 |
| EVP TDI | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,595 | | | 1,595 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,844 | | 1,844 |
| | | | | | | USD 51 849 | | |
| | Sum | | | | 2,056 | 1,844 | | 3,900 |
| | | | | | | USD 51 849 | | |

20 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Torgrim Reitan** | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 283 | | | 283 |
| CFO | | 2022 - 2024 | 18.11.2022 | 17.11.2025 | 117 | | | 117 |
| | | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,892 | | | 1,892 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 2,208 | | 2,208 |
| | | | | | | USD 62 084 | | |
| | SSP | 2024 | 09.02.2024 | | | 1,048 | | |
| | | | | | | USD 27 762 | | |
| | Sum | | | | 2,292 | 3,256 | | 4,500 |
| | | | | | | USD 89 847 | | |
| **Siv Helen Rygh Torstensen** | | 2021 - 2023 | 17.06.2021 | 16.06.2024 | 545 | | 545 | |
| EVP LEG | | | | | | | USD 14 696 | |
| | LTI | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 1,172 | | | 1,172 |
| | | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,355 | | | 1,355 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,446 | | 1,446 |
| | | | | | | USD 40 658 | | |
| | SSP | 2024 | 09.02.2024 | | | 689 | | |
| | | | | | | USD 18 252 | | |
| | Sum | | | | 3,072 | 2,135 | 545 | 3,973 |
| | | | | | | USD 58 911 | USD 14 696 | |

21 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Aksel Stenerud** | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 922 | | | 922 |
| EVP PO | | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,256 | | | 1,256 |
| | LTI | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,483 | | 1,483 |
| | | | | | | USD 41 699 | | |
| | SSP | 2024 | 09.02.2024 | | | 442 | | |
| | | | | | | USD 11 709 | | |
| | Sum | | | | 2,178 | 1,925 | | 3,661 |
| | | | | | | USD 53 408 | | |
| **Jannik Lindbæk** | | 2022 - 2024 | 20.05.2022 | 19.05.2025 | 952 | | | 952 |
| EVP COM | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,261 | | | 1,261 |
| | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 1,515 | | 1,515 |
| | | | | | | USD 42 599 | | |
| | SSP | 2024 | 09.02.2024 | | | 614 | | |
| | | | | | | USD 16 265 | | |
| | Sum | | | | 2,213 | 2,129 | | 3,728 |
| | | | | | | USD 58 864 | | |
| **Philippe François Mathieu** | LTI | 2023 - 2025 | 19.05.2023 | 18.05.2026 | 1,771 | | | 1,771 |
| EVP EPI | | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 2,150 | | 2,150 |
| | | | | | | USD 60 453 | | |
| | SSP | 2024 | 09.02.2024 | | | 576 | | |
| | | | | | | USD 15 259 | | |
| | Sum | | | | 1,771 | 2,726 | | 3,921 |
| | | | | | | USD 75 712 | | |

22 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| | The main conditions of share award plans | | | | Information regarding the reported financial year | | | |
|---|---|---|---|---|---|---|---|---|
| | | | | | Opening balance | During the year | | Closing balance |
| | 1 | 2 | 3 | 5 | 6 | 7 | 8 | 11 |
| Name, position | Specification of plan | Performance period | Award date | End of holding period | Shares awarded at the beginning of the year | Shares awarded | Shares vested | Shares subject to a holding period |
| **Jens Olaf Økland** | LTI | 2024 - 2026 | 21.05.2024 | 20.05.2027 | | 89 | | 89 |
| Acting EVP REN | | | | | | USD 2 493 | | |
| | SSP | 2024 | 17.01.2024 | | | 30 | | |
| | | | | | | USD 867 | | |
| | Sum | | | | | 119 | | |
| | | | | | | USD 3 360 | | |

23 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## 4.3 Total number and value of shares held by the CEC

The number of Equinor shares owned by members of the CEC and/or their close associates is shown below. Individually, each member of the CEC owned less than 1% of the outstanding Equinor shares.

The voting rights of members of the CEC members as shareholders do not differ from those of ordinary shareholders.

| Ownership of Equinor shares (incl. shares owned by close associates) | As of 1 Jan 2024 | As of 31 Dec 2024 | Market value as of 31 Dec 2024, USD thousand | As of 4 March 2025 |
|---|---|---|---|---|
| Anders Opedal | 56,649 | 65,259 | 1,612 | 65,259 |
| Torgrim Reitan | 15,482 | 19,691 | 486 | 20,175 |
| Geir Tungesvik | 20,702 | 24,024 | 593 | 24,184 |
| Irene Rummelhoff | 31,872 | 35,815 | 885 | 35,815 |
| Jannicke Nilsson | 63,106 | 69,889 | 1,727 | 70,079 |
| Pål Eitrheim | 21,737 | – | – | – |
| Jens Olaf Økland | – | 18,958 | 468 | 18,958 |
| Philippe Francois Mathieu | 7,529 | 11,073 | 274 | 11,417 |
| Kjetil Hove | 23,861 | 27,962 | 691 | 27,962 |
| Hege Skryseth | 5,364 | 8,021 | 198 | 8,021 |
| Siv Helen Rygh Torstensen | 19,136 | 18,552 | 458 | 18,718 |
| Aksel Stenerud | 11,642 | 14,192 | 351 | 14,251 |
| Jannik Lindbæk | 11,592 | 14,339 | 354 | 14,420 |



Corvus Energy, Norway

24 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## 4.4 Performance and AVP awarded to the CEC members in the reported financial year [2]

In accordance with Equinor's performance framework and remuneration policy (refer in particular to pages 9-10), performance in relation to behaviour goals has formed an equal part to the business performance in the holistic performance assessment.

These together form the basis for payment of AVP, where delivery KPIs and behaviour goals each have a weight of 50%. The individual KPIs and goals within a category are equally weighted initially and can be adjusted to reflect prevailing business context and strategic priorities from year to year.

The ability of executive leaders to be role models and drive the energy transition forward forms part of the holistic performance evaluation. Climate and energy transition-related KPIs and goals are therefore included as part of the basis for the AVP awards.

All CEC members have a common corporate KPI of reducing upstream $CO_2$ intensity and a common behaviour goal of transforming the organization to deliver on Equinor's common purpose and becoming a leading company in the energy transition. Additional sustainability-related KPIs apply to some of the EVPs. As indicated above, both these are weighted equally within their respective category. This is further detailed out in the table to the right, by CEC member. Other KPIs and behaviour goals which also contain sustainability-related aspects have not been included due to the difficulty to quantify the related portions precisely.

The assessment of the performance results for 2024 is presented below, including a score measurement against the set KPI targets and behaviour goals.

**Portion of sustainability-related KPIs and goals within the basis for the AVP award**

| | KPI: Upstream $CO_2$ reduction | | KPI: REN power production | | Goal: Transform the organization to deliver on our common purpose and become a leading company in the energy transition | | Total sustainability goals |
|---|---|---|---|---|---|---|---|
| **2024 KPIs and goals / CEC member** | of all KPIs | of all KPIs and goals | of all KPIs | of all KPIs and goals | of all goals | of all KPIs and goals | of all KPIs and goals |
| Anders Opedal, CEO | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |
| **EVPs with BA responsibilities** | | | | | | | |
| Irene Rummelhoff, EVP MMP | 12.50 % | 6.25 % | – | – | 25.00 % | 12.50 % | 18.75 % |
| Geir Tungesvik, EVP PDP | 12.50 % | 6.25 % | – | – | 25.00 % | 12.50 % | 18.75 % |
| Pål Eitrheim, EVP REN[1] | 12.50 % | 6.25 % | 16.67 % | 9.09 % | 25.00 % | 12.50 % | 27.84 % |
| Philippe François Mathieu, EVP EPI | 12.50 % | 6.25 % | – | – | 25.00 % | 12.50 % | 18.75 % |
| Kjetil Hove, EVP EPN | 12.50 % | 6.25 % | – | – | 25.00 % | 12.50 % | 18.75 % |
| Hege Skryseth, EVP TDI | 12.50 % | 6.25 % | – | – | 25.00 % | 12.50 % | 18.75 % |
| **Staffs EVPs** | | | | | | | |
| Jannicke Nilsson, EVP SSU | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |
| Torgrim Reitan, EVP and CFO | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |
| Siv Helen Rygh Torstensen, EVP LEG | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |
| Aksel Stenerud, EVP PO | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |
| Jannik Lindbæk, EVP COM | 16.67 % | 8.33 % | 16.67 % | 8.33 % | 25.00 % | 12.50 % | 29.17 % |

1) The other two KPIs forming the assessment basis for AVP of EVP REN have not been included. While these also have high focus on sustainability, it is challenging to quantify the precise proportion.

As described in the remuneration policy, each delivery KPI is given a score within a range of 1-5, where 5 is the highest result. Each score reflects a holistic assessment, where applicable. The holistic assessment may reflect events outside the control of the CEO or EVPs, such as exceptional fluctuations in commodity prices, changes in global conditions, the industry operating environment or other relevant context.

The overall performance on the behaviour goals is also given a score within the range of 1-5. Performance on behaviour goals is a qualitative assessment by the BoD and the CEO, as applicable, and is supported by the results of employee feedback surveys.

The scores are converted into the AVP award percentage, based on the conversion table presented in the remuneration policy (page 10).

As mentioned above, two factors – the threshold and the company performance modifier (CPM) - are applied to the percentage to arrive at the final AVP award pay-out levels.

Select business delivery KPIs ("what" dimension) set at the corporate level are applicable to both CEO and the EVPs.

2) GOV-3

25 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Table 4 - Performance of CEC members in the reported financial year**

| | Target | Achievements | Assessment |
|---|---|---|---|
| **"WHAT"-dimension – corporate delivery KPIs for CEO and staffs EVPs - total assessment** | | | |
| **"WHAT"-dimension – corporate delivery KPIs for EVPs with business area responsibilities - total assessment** | | | |
| Serious incident frequency | ≤ 0.3 | 0.3 | 4.5 |
| $CO_2$ intensity for the upstream portfolio | ≤ 7 kg/boe | 6.2 kg/boe | 4.8 |
| Relative TSR | Ranked better than peer average | 4th quartile | 2.0 |
| Relative RoACE | Ranked in first quartile among peers | 1st quartile | 5.0 |
| Unit production cost (UPC)[1] | < 6.5 USD/boe | 6.4 USD/boe | 3.5 |
| REN power production[1] | Doubling from 2023 | 2.9 TWh | 1.8 |

**Holistic assessment of corporate delivery KPIs:**

The final scores for the following KPIs have been adjusted from actual score through the BoD's holistic assessment:

The final score for Serious incident frequency (SIF) was reduced due to one fatality.

Additional BA-specific delivery KPIs ("what" dimension) apply to EVPs with business areas responsibilities, as shown in the respective tables further below.

Select behaviour goals ("how" dimension) are set in relation to both CEO and the EVPs and assessed on an individual basis. The total score representing the assessment of the results is shown below for the respective CEC member. The assessment of individual behaviour goals is not disclosed.

**"HOW" dimension - behaviour goals**

Demonstrate accountability, visibility, and engagement for safety, security and compliance

Build trust in Equinor

Transform own organisation to deliver on our common purpose and become a leading company in the energy transition

Develop strong and diverse succession pipeline

The performance results of each member of the CEC with respect to the delivery KPIs and behaviour goals set for such member are set forth further, together with the resulting AVP award level.

1) Only apply to the CEO and staffs EVPs



Gullfaks C, Norway

26 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

### Anders Opedal (CEO)

**Performance**

| | | | | |
|---|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for CEO** | | | | 3.6 |
| **"HOW" dimension - behaviour goals** | | | | 4.6 |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | | |
| Build trust in Equinor | | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | | |
| Develop strong and diverse succession pipeline | | | | |
| **Total performance assessment for AVP** | | | | **4.1** |
| **AVP award pre company performance modifier** | | | | **21%** |

| AVP award | | Award outcome AVP % | Reduction for threshold | USD (1000) |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 1,183 | | | |
| Award based on performance evaluation | | 21% | 0% | 248 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **248** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

### Irene Rummelhoff (EVP MMP)

**Performance**

| | Target | Achievements | Assessment |
|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | | | 4.1 |
| **"WHAT" dimension - business area delivery KPIs** | | | 3.7 |
| Production efficiency | ≥ 91.5 | 84.70% | 2.0 |
| Accessed storage volume additions (Mton) | > 6 MT | 8.4 MT | 5.0 |
| Adjusted earnings (USD bn) | Above mid-range (>2.4 USD bn) | 2.6 | 4.0 |
| **"HOW" dimension - behaviour goals** | | | **4.3** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | |
| Build trust in Equinor | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | |
| Develop strong and diverse succession pipeline | | | |
| **Total performance assessment for AVP** | | | **4.1** |
| **AVP award pre company performance modifier** | | | **21%** |

| AVP award | | Award outcome AVP % | Reduction for threshold | USD (1000) |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 517 | | | |
| Award based on performance evaluation | | 21% | 0% | 109 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **109** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

27 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

### Jannicke Nilsson (EVP SSU)

**Performance**

| | | | | |
|---|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for staffs EVPs** | | | | 3.6 |
| **"HOW" dimension - behaviour goals** | | | | 4.1 |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | | |
| Build trust in Equinor | | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | | |
| Develop strong and diverse succession pipeline | | | | |
| **Total performance assessment for AVP** | | | | **3.8** |
| **AVP award pre company performance modifier** | | | | **19%** |

| AVP award | | Award outcome AVP % | Reduction for threshold | USD (1000) |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 405 | | | |
| Award based on performance evaluation | | 19% | 0% | 77 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **77** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

### Jens Olaf Økland (Acting EVP REN)

**Performance**

| | |
|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | 3.6 |
| **"HOW" dimension - behaviour goals** | 3.8 |
| **Total performance assessment for AVP** | **3.4** |
| **AVP award pre company performance modifier** | **18%** |

| AVP award | | Award outcome AVP % | Reduction for threshold | USD (1000) |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 393 | | | |
| Award based on performance evaluation | | 18% | 0% | 5 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **5** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

Due to short time in role (3 weeks) BA specific KPIs were not made applicable. Score is based on corporate KPIs and a discretionary assessment of deliveries on behaviour goals in the context of stepping into the role on short notice right before year end

28 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## Kjetil Hove (EVP EPN)

### Performance

| | | | |
|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | | | **4.1** |
| **"WHAT" dimension - business area delivery KPIs** | | | **3.3** |
| | **Target** | **Achievements** | **Assessment** |
| Production (kboe/d) | 1400 | 1,386 | 3.4 |
| Unit Production Cost (nominal USD/boe) | < 6.0 | 5.7 | 3.8 |
| Break-even price project portfolio (USD/bbl real 2023) | ~ 35 | < 40 | 2.8 |
| **"HOW" dimension - behaviour goals** | | | **4.2** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | |
| Build trust in Equinor | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | |
| Develop strong and diverse succession pipeline | | | |
| **Total performance assessment for AVP** | | | **4.0** |
| **AVP award pre company performance modifier** | | | **20%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 589 | | | |
| Award based on performance evaluation | | 20% | 0% | 118 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **118** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Production (kboe/d): Increased score to capture performance on executed turnarounds and record production from Troll and Johan Sverdrup fields

## Siv Helen Rygh Torstensen (EVP LEG)

### Performance

| | |
|---|---|
| **"WHAT" dimension - corporate delivery KPIs for staffs EVPs** | **3.6** |
| **"HOW" dimension - behaviour goals** | **4.3** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | |
| Build trust in Equinor | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | |
| Develop strong and diverse succession pipeline | |
| **Total performance assessment for AVP** | **4.0** |
| **AVP award pre company performance modifier** | **20%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 355 | | | |
| Award based on performance evaluation | | 20% | 0% | 71 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **71** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

29 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## Geir Tungesvik (EVP PDP)

### Performance

| | | | |
|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | | | **4.1** |
| **"WHAT" dimension - business area delivery KPIs** | | | **2.7** |
| | **Target** | **Achievements** | **Assessment** |
| Number of new wells | 107 | 92 | 2.5 |
| Break-even project portfolio (USD/bbl real 2023) | ~ 35 | < 40 | 2.8 |
| Estimate development DG3-DG4 (changes) | ≤ 0 % | 5% | 2.9 |
| **"HOW" dimension - behaviour goals** | | | **4.1** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | |
| Build trust in Equinor | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | |
| Develop strong and diverse succession pipeline | | | |
| **Total performance assessment for AVP** | | | **3.7** |
| **AVP award pre company performance modifier** | | | **18%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 456 | | | |
| Award based on performance evaluation | | 18% | 0% | 82 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **82** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Number of new wells: Increased score to capture increasing complexity in wells portfolio

## Torgrim Reitan (CFO)

### Performance

| | |
|---|---|
| **"WHAT" dimension - corporate delivery KPIs for staffs EVPs** | **3.6** |
| **"HOW" dimension - behaviour goals** | **4.3** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | |
| Build trust in Equinor | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | |
| Develop strong and diverse succession pipeline | |
| **Total performance assessment for AVP** | **3.9** |
| **AVP award pre company performance modifier** | **20%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 551 | | | |
| Award based on performance evaluation | | 20% | 0% | 110 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **110** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

30 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## Aksel Stenerud (EVP PO)

### Performance

| | |
|---|---|
| **"WHAT" dimension - corporate delivery KPIs for staffs EVPs** | **3.6** |
| **"HOW" dimension - behaviour goals** | **4.3** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | |
| Build trust in Equinor | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | |
| Develop strong and diverse succession pipeline | |
| **Total performance assessment for AVP** | **4.0** |
| **AVP award pre company performance modifier** | **20%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 362 | | | |
| Award based on performance evaluation | | 20% | 0% | 72 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **72** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

## Hege Skryseth (EVP TDI)

### Performance

| | | | |
|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | | | **4.1** |
| **"WHAT" dimension - business area delivery KPIs** | | | **3.6** |
| | **Target** | **Achievements** | **Assessment** |
| High Impact Technology Implementation - Tier 1 Implementation (value and implementation %, EPN) | > 90 % | target | 2.9 |
| IT investment and R&D (cost development %) | < 0 % | -7% | 4.0 |
| IT Opex (cost development %) | < 0 % | -10% | 4.0 |
| **"HOW" dimension - behaviour goals** | | | **4.1** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | |
| Build trust in Equinor | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | |
| Develop strong and diverse succession pipeline | | | |
| **Total performance assessment for AVP** | | | **4.0** |
| **AVP award pre company performance modifier** | | | **20%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 470 | | | |
| Award based on performance evaluation | | 20% | 0% | 94 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **94** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

31 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## Jannik Lindbæk (EVP COM)

### Performance

| | |
|---|---|
| **"WHAT" dimension - corporate delivery KPIs for staffs EVPs** | **3.6** |
| **"HOW" dimension - behaviour goals** | **4.1** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | |
| Build trust in Equinor | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | |
| Develop strong and diverse succession pipeline | |
| **Total performance assessment for AVP** | **3.8** |
| **AVP award pre company performance modifier** | **19%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 350 | | | |
| Award based on performance evaluation | | 19% | 0% | 67 |
| Adjustment for company modifier | 100% | 0 % | | 0 |
| **Annual AVP award** | | | | **67** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

## Philippe Francois Mathieu (EVP EPI)

### Performance

| | | | |
|---|---|---|---|
| **"WHAT" dimension - corporate delivery KPIs for EVPs with business area responsibilities** | | | **4.1** |
| **"WHAT" dimension - business area delivery KPIs** | | | **3.0** |
| | **Target** | **Achievements** | **Assessment** |
| Production (kboe/d) | 672 | 681 | 3.6 |
| Unit Producion Cost (nominal USD/boe) | < 7.8 | 8.1 | 2.5 |
| Break-even project portfolio | ~ 35 | < 40 | 2.8 |
| **"HOW" dimension - behaviour goals** | | | **4.1** |
| Demonstrate accountability, visibility, and engagement for safety, security and compliance | | | |
| Build trust in Equinor | | | |
| Transform the organisation to deliver on our common purpose and become a leading company in the energy transition | | | |
| Develop strong and diverse succession pipeline | | | |
| **Total performance assessment for AVP** | | | **3.8** |
| **AVP award pre company performance modifier** | | | **18%** |

| **AVP award** | | **Award outcome AVP %** | **Reduction for threshold** | **USD (1000)** |
|---|---|---|---|---|
| AVP target | 12.5% | | | |
| Annual base salary, USD (1,000) | 489 | | | |
| Award based on performance evaluation | | 18% | 0% | 88 |
| Adjustment for company modifier | 100% | 0% | | 0 |
| **Annual AVP award** | | | | **88** |

The performance assessment included the following holistic considerations, which have influenced the overall score:

**Corporate delivery KPIs**: Ref comments to separate table above on corporate delivery KPIs

BA-specific KPIs: The final scores for the following KPIs have been adjusted from actual score through the CEO's holistic assessment of the performance:

Production (kboe/d) and Unit production cost (nominal USD/boe): Both adjusted to include Azerbaijan and Nigeria assets in results and reflected in scores

32 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

## 4.5 Key performance indicators and behaviour goals forming the basis for AVP for the CEC in 2025

The business delivery dimension ("what") for the variable remuneration (performance year 2025) for the CEC members will be based on an assessment against the following common corporate KPIs:

- Serious incident frequency (SIF): better than 0.30
- $CO_2$ intensity for the upstream portfolio: 6.8 kg $CO_2$/boe or better
- Unit production cost (UPC)[3]: better than 6.4 USD/boe
- Renewable (REN) power production[3]: better than 4.4 TWh
- Relative total shareholder return (TSR): Ranked better than average
- Relative return on average capital employed (RoACE): Ranked in first quartile among peers

For EVPs with business area responsibilities, the assessment of the business delivery dimension will in addition be made against the following KPIs in the table to the right.

The behaviour dimension ("how") will be based on an individual assessment against the following goals:

- Demonstrate accountability, visibility, and engagement for safety, security and compliance
- Build trust in Equinor
- Transform the organization to deliver on our common purpose and become a leading company in the energy transition
- Develop strong and diverse succession pipeline

| Business area | KPI | Unit | Target |
|---|---|---|---|
| EPN | Production | kboe/d | 1,415 |
| | Unit Production Cost (UPC) | Nominal USD/boe | < 5.8 |
| | Break-even project portfolio | USD/bbl real 2024 | < 40 |
| EPI | Production | kboe/d | 745 |
| | Unit Production Cost (UPC) | Nominal USD/boe | < 7.6 |
| | Break-even project portfolio | USD/bbl real 2024 | < 40 |
| MMP | Production efficiency | % | ≥ 92 |
| | Accessed storage volume additions | Mton | not disclosed[4] |
| | Adjusted operating income | USD bn | not disclosed[4] |
| REN | REN power production | TWh | not disclosed[4] |
| | Adjusted operating income | USD bn | not disclosed[4] |
| | REN equity return - offshore wind projects in execution | % | > 2024 |
| PDP | Cost per well | USD mill | ≤ 51 |
| | Break-even project portfolio | USD/bbl real 2024 | < 40 |
| | Estimate development DG3-DG4 (changes) | % | ≤ 0 |
| TDI | High Impact Technology Implementation (HITI) - Tier 1 Implementation (value and implementation %, EPN) | % | 90 |
| | IT investment and R&D (cost development %) | % | < 0 |
| | IT Opex (cost development %) | % | < 0 |

3) Only apply to the CEO and staffs EVPs. 4) Not disclosed due to commercial sensitivity



33 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 5 Remuneration and company performance for 2020-2024

## 5.1 Comparative tables over the remuneration and company performance compared to the last five reported financial years

**Table 5 - Comparative table over the remuneration and company performance over the last five reported financial years (RFY)**

**Executive remuneration for 2020-2024**
**All amounts in USD**

| Remuneration | 2020 | | 2021 | | 2022 | | 2023 | | 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Anders Opedal, CEO** | | | | | | | | | | |
| Total remuneration and % change vs previous year | 814,098 | -7.60% | 2,055,023 | 152.43% | 2,042,382 | -0.62% | 1,963,097 | -3.88% | 2,050,020 | 4.43% |
| Base salary % increase in annual salary review and on other adjustments | – | 133.30% | 3.50% | – | 4.90% | – | 5.00% | – | 5.50% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 30.00% | 45.00% | 30.00% | 39.90% | 34.00% | 39.78% | 21.00% | 21.00% |
| LTI % pre and post threshold | 25.00% | 25.00% | 30.00% | 15.00% | 30.00% | 30.00% | 30.00% | 30.00% | 25.00% | 25.00% |
| **Irene Rummelhoff, EVP MMP** | | | | | | | | | | |
| Total remuneration and % change vs previous year | 681,363 | -17.54% | 923,578 | 35.55% | 960,784 | 4.03% | 873,398 | -9.10% | 936,109 | 7.18% |
| Base salary % increase in annual salary review and on other adjustments | – | – | 3.00% | 5.40% | 4.90% | – | 7.70% | – | 6.40% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 28.00% | 42.00% | 33.00% | 43.89% | 29.00% | 33.93% | 21.00% | 21.00% |
| LTI % pre and post threshold | 25.00% | 25.00% | 25.00% | 12.50% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Jannicke Nilsson, EVP SSU** | | | | | | | | | | |
| Total remuneration and % change vs previous year | 623,702 | -17.61% | 829,810 | 33.05% | 844,012 | 1.71% | 790,367 | -6.36% | 842,158 | 6.55% |
| Base salary % increase in annual salary review and on other adjustments | – | – | 3.00% | 5.40% | 4.50% | – | 5.00% | – | 4.10% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 27.00% | 40.50% | 28.00% | 37.24% | 30.00% | 35.10% | 19.00% | 19.00% |
| LTI % pre and post threshold | 25.00% | 25.00% | 25.00% | 12.50% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |

34 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| Remuneration | 2020 | | 2021 | | 2022 | | 2023 | | 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Pål Eitrheim, EVP REN** | | | | | | | | | | |
| Total remuneration and % change vs previous year | 524,113 | -21.66% | 796,048 | 51.88% | 782,549 | -1.70% | 782,576 | – | 584,182 | -25.35% |
| Base salary % increase in annual salary review and on other adjustments | – | – | 4.00% | 17.20% | 4.90% | – | 8.30% | – | 5.90% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 31.00% | 46.50% | 27.00% | 35.91% | 29.00% | 33.93% | – | – |
| LTI % pre and post threshold | 25.00% | 25.00% | 25.00% | 12.50% | 25.00% | 25.00% | 25.00% | 25.00% | – | – |
| **Kjetil Hove, EVP EPN** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | 1,004,283 | – | 1,055,271 | 5.08% | 1,004,604 | -4.80% | 1,073,459 | 6.85% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | 5.05% | – | 8.30% | – | 7.20% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 32.00% | 48.00% | 30.00% | 39.90% | 31.00% | 36.27% | 20.00% | 20.00% |
| LTI % pre and post threshold | – | – | 25.00% | 12.50% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Torgrim Reitan, CFO** | | | | | | | | | | |
| Total remuneration and % change vs previous year | 766,448 | -15.31% | – | | 1,027,357 | – | 935,718 | -8.92% | 975,906 | 4.29% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | 6.50% | – | 6.40% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | 30.00% | 39.90% | 30.00% | 35.10% | 20.00% | 20.00% |
| LTI % pre and post threshold | 25.00% | 25.00% | – | – | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Siv Helen Rygh Torstensen, EVP LEG** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | 645,511 | – | 691,436 | 7.11% | 669,609 | -3.16% | 656,372 | -1.98% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | 4.90% | – | 5.30% | – | 4.75% | – |
| AVP % pre and post threshold and company performance modifier | – | – | 27.00% | 40.50% | 28.00% | 37.24% | 32.00% | 37.44% | 20.00% | 20.00% |
| LTI % pre and post threshold | – | – | 25.00% | 12.50% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Geir Tungesvik, EVP PDP** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | – | – | 806,131 | – | 794,266 | -1.47% | 807,672 | 1.69% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | 5.60% | – | 6.15% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | 27.00% | 35.91% | 31.00% | 36.27% | 18.00% | 18.00% |
| LTI % pre and post threshold | – | – | – | – | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |

35 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

| Remuneration | 2020 | | 2021 | | 2022 | | 2023 | | 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Hege Skryseth, EVP TDI** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | – | – | 1,262,536 | – | 730,784 | -42.12% | 754,464 | 3.24% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | 5.60% | – | 6.55% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | 28.00% | 37.24% | 31.00% | 36.27% | 20.00% | 20.00% |
| LTI % pre and post threshold | – | – | – | – | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Aksel Stenerud, EVP PO** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | – | – | 686,387 | – | 639,089 | -6.89% | 661,496 | 3.51% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | 5.60% | – | 6.40% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | 28.00% | 37.24% | 30.00% | 35.10% | 20.00% | 20.00% |
| LTI % pre and post threshold | – | – | – | – | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Jannik Lindbæk, EVP COM** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | – | – | 650,737 | – | 622,577 | -4.33% | 653,546 | 4.97% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | 5.30% | – | 4.75% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | 28.00% | 37.24% | 29.00% | 33.93% | 19.00% | 19.00% |
| LTI % pre and post threshold | – | – | – | – | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% | 25.00% |
| **Philippe Francois Mathieu, EVP EPI** | | | | | | | | | | |
| Total remuneration and % change vs previous year | – | – | – | – | – | – | 882,932 | – | 924,217 | 4.68% |
| Base salary % increase in annual salary review and on other adjustments | – | – | – | – | – | – | – | – | 7.20% | – |
| AVP % pre and post threshold and company performance modifier | – | – | – | – | – | – | 33.00% | 38.61% | 18.00% | 18.00% |
| LTI % pre and post threshold | – | – | – | – | – | – | 25.00% | 25.00% | 25.00% | 25.00% |
| **Jens Olaf Økland, Acting EVP REN** | – | – | – | – | – | – | – | – | – | – |

**Notes to the table "Executive remuneration for 2020-2024":**

- Values are annualized with respect to employees who served on the CEC for less than the full calendar year
- Total remuneration consists of taxable compensation, non-taxable benefits in kind, and estimated pension cost for the year 2020

36 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

**Employee remuneration and company performance 2020-2024**

| | 2020 | | 2021 | | 2022 | | 2023 | | 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Company performance - effect on AVP and LTI** | **AVP** | **LTI** | **AVP** | **LTI** | **AVP** | **LTI** | **AVP** | **LTI** | **AVP** | **LTI** |
| Threshold | 50 % reduct. | – | – | 50 % reduct. | – | – | – | – | – | – |
| Company performance modifier | 133 % | – | 150 % | – | 133 % | – | 117 % | – | 100 % | – |

All amounts in USD

| **Average remuneration on a full-time equivalent basis of employees** | 2020 | | 2021 | | 2022 | | 2023 | | 2024 | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Equinor ASA** | | | | | | | | | | |
| Average base salary and % change vs previous year, based on USD amounts | 86,229 | -4.50% | 95,893 | 11.20% | 88,923 | -7.27% | 84,568 | -4.90% | 87,760 | 3.77% |
| Change in average base salary vs previous year, based on NOK amounts | – | 1.60% | – | 2.00% | – | 3.40% | – | 4.82% | – | 5.53% |
| Average total remuneration and % change vs previous year, based on USD amounts | 115,137 | -6.90% | 135,597 | 17.80% | 144,868 | 6.84% | 135,611 | -6.39% | 137,243 | 1.20% |
| Change in average total remuneration vs previous year, based on NOK amounts | – | -0.90% | – | 8.10% | – | 19,2% | – | 3.17% | – | 2.91% |
| General salary increase frame | – | 0.80% | – | 3.50% | – | 4.90% | – | 5.60% | – | 6.00% |
| General bonus % | – | 3.50% | – | 10.50% | – | 9.30% | – | 8.00% | – | 7.00% |
| AVP % range from manager to SVP pre and post company performance modifier and threshold | 11.25% - 17.5% | 7.48% - 11.64% | 11.25% - 17.5% | 16.88% - 26.25% | 11.25% - 17.5% | 14.96 %- 23,28 % | 11.25% - 17.5% | 13.16 % - 20.48 % | 11.25% - 17.5% | 11.25% - 17.5% |

**Notes to the table "Average remuneration on a full-time equivalent basis of employees":**

- Offshore workers with 2-4 schedule reported as FTE 100%
- Annual salary increase is affected by the USD/NOK exchange rate
- Holiday and bonus pay are included for the year of accrual
- Annual total remuneration increase is affected by bonus and any bonus shares from the SSP or LTI
- Overtime allowance is not included. Pension is included as of 2022
- The general bonus is payable to all permanent employees of Equinor ASA who do not participate in other short-term incentive plans, such as the AVP

37 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 6 Statement by the board of directors on the remuneration report

The BoD has today considered and approved the remuneration report of Equinor for the financial year 1 January - 31 December 2024.

The remuneration report has been prepared in accordance with Norwegian Public Limited Liability Companies Act, section 6-16b and regulation 2020-12-11-2730 and the Norwegian Accounting Act section 7-31b.

In our opinion, the remuneration report is in accordance with the remuneration policy adopted at the annual general meeting, and is free from material misstatement and omissions, whether due to fraud or error.

The remuneration report will be presented for an advisory vote at the annual general meeting.

17 March 2025

**The Board of Directors of Equinor**

Jon Erik Reinhardsen
Chair

Anne Drinkwater
Deputy chair

Jonathan Lewis

Finn Bjørn Ruyter

Haakon Bruun-Hanssen

Mikael Karlsson

Fernanda Lopes Larsen

Tone Hegland Bachke

Stig Lægreid

Per Martin Labråten

Hilde Møllerstad

38 Equinor 2024 Remuneration report

Contents | Preamble | Key developments in remuneration - 2024 | Remuneration and share ownership of the board of directors and corporate assembly | Remuneration and share ownership of the CEC | Remuneration and company performance for 2020-2024 | Statement by the board of directors on the remuneration report | Independent auditor's assurance report

# 7 Independent auditor's assurance report

To the Annual Shareholders' Meeting of Equinor ASA

## Independent auditor's assurance report on remuneration report

**Opinion**
We have performed an assurance engagement to obtain reasonable assurance that Equinor ASA's report on salary and other remuneration to directors (the remuneration report) for the financial year ended 31 December 2024 has been prepared in accordance with section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation.

In our opinion, the remuneration report has been prepared, in all material respects, in accordance with section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation.

**Board of directors' responsibilities**
The board of directors is responsible for the preparation of the remuneration report and that it contains the information required in section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation and for such internal control as the board of directors determines is necessary for the preparation of a remuneration report that is free from material misstatements, whether due to fraud or error.

**Our independence and quality control**
We are independent of the company in accordance with the requirements of the relevant laws and regulations in Norway and the International Ethics Standards Board for Accountants' International Code of Ethics for Professional Accountants (including International Independence Standards) (IESBA Code), and we have fulfilled our other ethical responsibilities in accordance with these requirements. The firm applies International Standard on Quality Management, which requires the firm to design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

**Auditor's responsibilities**
Our responsibility is to express an opinion on whether the remuneration report contains the information required in section 6-16 b of the Norwegian Public Limited Liability Companies Act and the accompanying regulation and that the information in the remuneration report is free from material misstatements. We conducted our work in accordance with the International Standard for Assurance Engagements (ISAE) 3000 – "Assurance engagements other than audits or reviews of historical financial information".

We obtained an understanding of the remuneration policy approved by the general meeting. Our procedures included obtaining an understanding of the internal control relevant to the preparation of the remuneration report in order to design procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control. Further we performed procedures to ensure completeness and accuracy of the information provided in the remuneration report, including whether it contains the information required by the law and accompanying regulation. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Stavanger, 17 March 2025

ERNST & YOUNG AS

Tor Inge Skjellevik
State Authorised Public Accountant (Norway)

(This translation from Norwegian has been prepared for information purposes only.)

39 Equinor 2024 Remuneration report



**Photos:**
Page 1 Jan Arne Wold, Woldcam
Pages 1, 2, 4, 10, 12, 17, 24, 33, 40 Ole Jørgen Bratland
Page 14 Arne Reidar Mortensen
Page 26 Private

**Equinor ASA**
Box 8500
NO-4035 Stavanger
Norway
Telephone: +47 51 99 00 00
www.equinor.com

Mongstad, Norway